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                                                                    EXHIBIT 99.1


                ELS PRESENTATION AT SMITH BARNEY REIT CONFERENCE

         CHICAGO, IL - MARCH 4, 2005 - Equity LifeStyle Properties, Inc. (NYSE:
ELS) today announced that the Company's presentation at the Smith Barney 2005 REIT CEO Conference on Monday, March 7, 2005 will be web cast. Thomas P. Heneghan, ELS President and CEO, will conduct the roundtable presentation at 11:45 a.m. Eastern time.

         The listen-only web cast will be available in the Investor Info section of the Company's website, www.mhchomes.com. A replay of the web cast will be available for two weeks at this site.

         The forward-looking statements contained in this news release are subject to certain risks and uncertainties including, but not limited to, the Company's ability to maintain rental rates and occupancy with respect to properties currently owned or pending acquisitions; the Company's assumptions about rental and home sales markets; the completion of pending acquisitions and timing with respect thereto; the effect of interest rates as well as other risks indicated from time to time in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

         Equity LifeStyle Properties, Inc. owns or has an interest in 275 quality communities in 25 states and British Columbia consisting of 101,232 sites. The Company is a self-administered, self-managed, real estate investment trust (REIT) with headquarters in Chicago.